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                                                                    EXHIBIT 21.1

                                                                    SUBSIDIARIES

The following lists all Infinium Software, Inc. subsidiaries:

Name of Subsidiary                           State of Organization

INFINIUM SOFTWARE EUROPE, INC.            Massachusetts, United States

INFINIUM CORP.                            Massachusetts, United States

INFINIUM SOFTWARE ASIA/PACIFIC, INC.      Massachusetts, United States

CORT DIRECTIONS, INC. dba                 Oregon, United States
INFINIUM SOFTWARE, CORT PAYROLL UNIT

CORT DEVELOPMENT, LLC                     Oregon, United States

INFINIUM SOFTWARE LIMITED                 Buckinghamshire, United Kingdom

INFINIUM HOLDINGS LIMITED                 Buckinghamshire, United Kingdom

INFINIUM OPEN SYSTEMS LIMITED             Kent, United Kingdom

INFINIUM SOFTWARE PROPRIETARY             Johannesburg, South Africa
   LIMITED

INFINIUM INTERNATIONAL, INC.              United States Virgin Islands

DOMAIN SOFTWARE, B.V.(1)                  Amsterdam
                                          (corporate seat)



(1) Inactive and in the process of being dissolved.